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                                   EXHIBIT 4.2


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                 SIXTH AMENDMENT TO THE NOTE PURCHASE AGREEMENT

         THIS SIXTH AMENDMENT TO NOTE PURCHASE AGREEMENT (the "Sixth Amendment") dated as of February 15, 2000 between ATCHISON CASTING CORPORATION (the "Company") and TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA (the "Holder");

                              W I T N E S S E T H:

         WHEREAS, the Company and the Holder have heretofore executed and delivered a Note Purchase Agreement dated as of July 29, 1994 (as amended by the First Amendment, the Second Amendment, the Third Amendment, the Letter Agreement, the Fourth Amendment and the Fifth Amendment described below, the "Note Purchase Agreement") pursuant to which the Holder purchased $20,000,000 in aggregate principal amount of the Company's 8.44% Senior Notes due July 29, 2004 (the "Notes"); and

         WHEREAS, the Company and the Holder have heretofore executed and delivered a First Amendment to the Note Purchase Agreement dated as of March 8, 1996 (the "First Amendment"); and

         WHEREAS, the Company and the Holder have heretofore executed and delivered a Second Amendment to the Note Purchase Agreement dated as of May 24, 1996 (the "Second Amendment"); and

         WHEREAS, the Company and the Holder have heretofore executed and delivered a Third Amendment to the Note Purchase Agreement dated as of April 3, 1998 (the "Third Amendment"); and

         WHEREAS, the Company and the Holder have heretofore executed and delivered a Letter Agreement amending the Note Purchase Agreement dated as of October 12, 1998 (the "Letter Agreement"); and

         WHEREAS, the Company and the Holder have heretofore executed and delivered a Fourth Amendment to the Note Purchase Agreement dated as of October 20, 1999 (the "Fourth Amendment"); and

         WHEREAS, the Company and the Holder have heretofore executed and delivered a Fifth Amendment to the Note Purchase Agreement dated as of December 21, 1999 (the "Fifth Amendment"); and

         WHEREAS, the Company and the Holder desire to further amend the Note Purchase Agreement as provided herein;

         NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the Note Purchase Agreement shall be and hereby is amended as follows:


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         1.       Section 3 of the Note Purchase Agreement is hereby amended by inserting new Sections 3.8 and 3.9 immediately following Section 3.7 as follows:

                           3.8. COLLATERAL. The Notes shall be secured by valid, perfected and enforceable Liens on all right, title and interest of the Company and each Guarantor in all property described in the Collateral Documents.

                           3.9. FURTHER ASSURANCES. The Company agrees that it shall, and shall cause each Subsidiary to, from time to time at the request of the Collateral Agent, execute and deliver such documents and do such acts and things as the Collateral Agent may reasonably request in order to provide for or perfect or protect such Liens on the Collateral. In the event the Company or any Subsidiary forms or acquires any other Subsidiary after the date hereof, the Company shall within 10 Business Days of such formation or acquisition cause such newly formed or acquired Subsidiary, to execute a Guaranty and any such Subsidiary to execute such Collateral Documents as the Collateral Agent may then reasonably require, and the Company shall also deliver to the Collateral Agent, or cause such Subsidiary to deliver to the Collateral Agent, at the Company's cost and expense, such other instruments, documents, certificates and opinions reasonably required by the Collateral Agent in connection therewith.

         2. Section 9.1 of the Note Purchase Agreement is hereby amended by adding thereto the following definitions in the appropriate alphabetical locations:

                  "Canadian Security Agreements" means those certain Security Agreements and Hypothecs each dated as of February 15, 2000 from each of the Foreign Guarantors to the Collateral Agent, as the same may be amended, modified or supplemented from time to time.

                  "Collateral" means all properties, rights, interests and privileges from time to time subject to the Liens granted to the Collateral Agent, or any security trustee therefor, by the Collateral Documents.

                  "Collateral Agent" means Harris Trust and Savings Bank in its capacity as Collateral Agent under the Intercreditor Agreement and any successor to it in such capacity.

                  "Collateral Documents" means the Guaranty Agreement, the Security Agreement, the Canadian Security Agreements, the Pledge Agreement and all other security agreements, pledge


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                  agreements, assignments, financing statements and other
                  documents as shall from time to time secure or relate to the Obligations or any part thereof.

                  "Domestic Guarantors" means and includes each Guarantor organized under the laws of a jurisdiction within the United States of America.

                  "Foreign Guarantors" means and includes each Guarantor organized under the laws of a jurisdiction outside the United States of America.

                  "Security Agreement" means that certain Security Agreement dated February 15, 2000 among the Company, the Domestic Guarantors and the Collateral Agent, as the same may be amended, modified, supplemented or restated from time to time.

         3. The following definition appearing in Section 9.1 of the Note Purchase Agreement shall be amended in its entirety and as so amended shall be restated to read as follows:

                  "Intercreditor Agreement" means the Intercreditor and Collateral Agency Agreement dated as of February 15, 2000 by and among the Collateral Agent, the Banks and the Holder.

         4. Section 6.16 of the Note Purchase Agreement shall be amended by adding thereto a new sentence immediately at the end thereof which reads as follows:

                  "The Company shall in any event maintain, and cause each Subsidiary to maintain, insurance on the Collateral to the extent required by the Collateral Documents.

         5.       Section 6.4 of the Note Purchase Agreement shall be amended by
(i) striking the period appearing at the end of Subsection (h) thereof and substituting therefor a semi-colon followed by the word "and", and (ii) adding thereto a new Subsection (i) which reads as follows:

                           (i) the Liens granted in favor of the Collateral Agent pursuant to the Collateral Documents.

Section 6.4 is further amended by striking the reference to "subdivisions (a) through (h) of this Section" in the last sentence of Section 6.4 and inserting in its place "subdivisions (a) through (i) of this Section."

         6. Section 8.1(c) of the Note Purchase Agreement shall be amended in its entirety and as so amended shall be restated to read as follows:


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                           (c)      default shall be made in the due performance
                  or observance of any covenant, provision, agreement or condition contained in Section 4(g) or any of Sections 6.1 through 6.9, both inclusive or any of Sections 6.13, 6.16, 6.18, 6.20 or 6.21 or of any provision in the Security Agreement dealing with the remittance to the Collateral Agent of the proceeds of Collateral or requiring the maintenance of insurance thereon;

         7. The Company hereby represents and warrants to the Holder that the representations and warranties with respect to the Company contained in the Note Purchase Agreement are true and correct in all material respects and the Holder shall be entitled to rely on such representations and warranties as if they were made to the Holder in this Sixth Amendment as of the date hereof.

         8. This Sixth Amendment shall become effective upon the execution and delivery of this Sixth Amendment:

         This Sixth Amendment may be executed in any number of counterparts and by different parties hereto on separate counterpart signature pages, each of which when so executed shall be an original but all of which shall constitute one and the same instrument. Except as specifically amended and modified hereby, all of the terms and conditions of the Note Purchase Agreement shall remain unchanged and in full force and effect. All references to the Note Purchase Agreement in any document shall be deemed to be references to the Note Purchase Agreement as amended hereby. All capitalized terms used herein without definition shall have the same meaning herein as they have in the Note Purchase Agreement. This Sixth Amendment shall be construed and governed by and in accordance with the internal laws of the State of New York.

         Dated as of the date first above written.

                               ATCHISON CASTING CORPORATION

                               By:     /s/ Kevin T. McDermed
                               Name:   Kevin T. McDermed
                               Title:  V.P. & Treasurer

                               TEACHERS INSURANCE AND ANNUITY
                               ASSOCIATION OF AMERICA

                               By:     /s/ Loren S. Archibald
                               Name:   Loren S. Archibald
                               Title:  Managing Director